Exhibit 3.2

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS

OF THE

GRASSLANDS GAME SHARES

SERIES OF PREFERRED STOCK OF

FIG PUBLISHING, INC.

March [   ], 2016

FIG PUBLISHING, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that the following resolution pertaining to its Grasslands Game Shares series of preferred stock of the Company, par value of $0.0001 per share (the “Grasslands Game Shares” or the “Preferred Stock”), was adopted by the Board of Directors of the Company (the “Board of Directors” or the “Board”) as required by Section 151 of the General Corporation Law of the State of Delaware by unanimous written consent of the Board. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Company’s Second Amended and Restated Certificate of Incorporation (the “Amended Certificate”) or, if not defined therein, in the offering circular for the sale of the Preferred Stock as filed with the U.S. Securities and Exchange Commission in March 2016 (the “Offering Circular”).

WHEREAS, no Grasslands Game Shares have been issued,

RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Company and the provisions of the Amended Certificate, the Certificate of Designations filed with the office of the Secretary of State of Delaware on December 17, 2015 creating the Grasslands Game Shares is hereby amended and restated in its entirety and that the designation and number of shares thereof and the and the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof, as amended and restated, are as follows;

RESOLVED, that the Company is authorized to issue Grasslands Game Shares on the following terms and with the provisions herein set forth;

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Amended Certificate, the Board hereby establishes a new series of Preferred Stock, which the Board hereby designates as Grasslands Game Shares;

RESOLVED FURTHER, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Amended Certificate, the Board hereby fixes (i) the designation of the Preferred Stock as indicated opposite “DESIGNATION” below; (ii) the number of authorized shares of such Preferred Stock as indicated opposite “AUTHORIZED SHARES” below; (iii) the Underlying Assets (as defined in the Amended Certificate) for such Preferred Stock as indicated opposite “UNDERLYING ASSETS” below; (iv) the voting powers of the Preferred Stock as indicated opposite “VOTING POWERS” below; and (v) the transfer restrictions applicable to such Preferred Stock opposite “TRANSFER RESTRICTIONS” below:

DESIGNATION:	Grasslands Game Shares

AUTHORIZED SHARES:	20,000 shares

UNDERLYING ASSETS:	97.5% of the Pub Sub Cash (as defined in the Offering Circular) of Fig Grasslands, LLC, a subsidiary of the Company.

VOTING POWERS:	No voting powers.

TRANSFER RESTRICTIONS:	No holder of Grasslands Game Shares shall, directly or indirectly, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of such shares, in whole or in part, except under circumstances that would constitute compliance with the restrictions imposed by Rule 144 under the Securities Act of 1933 on the transfer of securities of issuers that are not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934. Such circumstances must be demonstrated to the Company prior to such disposition, by means of a certification as to the facts of the proposed disposition and any other document or documents, including without limitation an opinion of counsel, as the Company may require in its sole discretion, each such document being in form and substance satisfactory to the Company in its sole discretion.

RESOLVED FURTHER, that such Preferred Stock shall have such other powers, terms, conditions, designations, preferences and privileges; relative, participating, optional and other special rights; and qualifications, limitations and restrictions thereof as set forth in the Company’s Amended Certificate.

(Signature Page Follows)

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IN WITNESS WHEREOF, Fig Publishing, Inc. has caused this Certificate of Designations to be executed by its Chief Executive Officer as of the date first set forth above.

FIG PUBLISHING, INC.

By:

Name:	Justin Bailey
Title:	Chief Executive Officer

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